UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2025 (April 7, 2025)

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American
Warrants to Purchase Common Stock, par value $0.01	LGL WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Co-Chief Executive Officer

On April 11, 2025, Timothy Foufas resigned as Co-Chief Executive Officer of The LGL Group, Inc. ("LGL Group" or the "Company"), effective May 1, 2025. Mr. Foufas's resignation is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Operating Officer

On April 11, 2025, the Board of Directors (the "Board") of LGL Group appointed Nathan Miller, age 46, as Chief Operating Officer.

Mr. Miller is a graduate of Johns Hopkins University, where he earned a Bachelor of Science in Biomedical, Electrical, and Computer Engineering and a Bachelor of Arts in Economics with a minor in Entrepreneurship and Management. Additionally, Mr. Miller is a Chartered Financial Analyst. Mr. Miller currently serves as Director and Chairman of Morgan Group Holding Co. (2024 to present), a financial services company; Chief Financial Officer of PMV Consumer Acquisition Corp. (2021 to present), consumer-focused special purpose acquisition company; and Founder and Chief Investment Officer of NGM Asset Management LLC (2012 to present), an asset management firm. Previously, Mr. Miller served as a Partner and Portfolio Manager of Emles Advisors (2019 to 2022); and in various roles at RBC Capital Markets, SAC Capital, and Citadel Investment Group (2000 to 2012).

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which he was appointed to serve as an officer of the Company. Mr. Miller has no family relationship with any director or executive officer of the Company, and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Other Officer Appointment

On April 7, 2025, the Board of LGL Group appointed Tiffany Hayden, age 42, as Vice President and an officer.

Ms. Hayden is a graduate of the University of Texas at Austin, where she earned a Bachelor of Arts in Economics. Since 2022, Ms. Hayden has served as Chief Compliance Officer of Teton Advisors, Inc. ("Teton"). From 2008 to 2022, Ms. Hayden served in various other roles at Teton, including Managing Director and Secretary.

There are no arrangements or understandings between Ms. Hayden and any other person pursuant to which she was appointed to serve as an officer of the Company. Ms. Hayden has no family relationship with any director or executive officer of the Company, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.
(Registrant)

Date: April 11, 2025	By:	/s/ Patrick Huvane
		Name:	Patrick Huvane
		Title:	Executive Vice President - Business Development